Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Brett Ellis
(866) 377-3747
bellis@fairpoint.com

Media Contact:	Rose Cummings
(704) 602-7304
rcummings@fairpoint.com

FAIRPOINT ISSUES STATEMENT ON VERMONT PUBLIC SERVICE BOARD’S
DECISION ON THE PROPOSED ACQUISITION OF VERIZON’S WIRELINE
OPERATIONS IN THE STATE

CHARLOTTE, NC (December 21, 2007) – FairPoint Communications, Inc. (NYSE: FRP), a leading provider of communications services to rural and small urban communities across the country, today issued a statement regarding The Vermont Public Service Board’s (the Board) order denying approval of the transaction between FairPoint and Verizon, but inviting the parties to submit a revised proposal to address the Board’s concerns.  Under the terms of the merger agreement with FairPoint and Verizon, FairPoint would acquire Verizon’s wireline operations in Vermont, Maine and New Hampshire. The transaction requires approval by the three states’ regulatory agencies and by the Federal Communications Commission.

In its decision, the Board stated that, notwithstanding its denial of FairPoint’s petition, it was open to FairPoint submitting revisions that addressed its concerns, particularly the adequacy of its financial resources. In addition to the concerns about financial resources, the Order also set out a number of conditions that FairPoint would have to meet to acquire the Verizon operations in Vermont.  The Board also noted that it did not consider a recent stipulation agreement in Maine that had the effect of lowering the debt to be incurred to consummate the transaction.

Commenting on the Board’s decision, Gene Johnson, FairPoint’s chairman and CEO, stated, “We will quickly and thoroughly review the Board’s order and will respond appropriately. We are committed to the businesses and residents of Vermont and look forward to offering additional broadband access, quality service and new jobs, all of which are critical to economic development in Vermont.  We remain committed to closing this transaction in a timely manner and believe that consideration of the Maine stipulation agreement will assist the Vermont Board in reaching a favorable decision.”

About FairPoint
FairPoint Communications, Inc. is an industry leading provider of communications services to rural and small urban communities across the country. Today, FairPoint owns and operates 30 local exchange companies in 18 states offering advanced communications with a personal touch including local and long distance voice, data, Internet, video and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,”

“plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read this document and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
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